Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE UPDATES FOURTH QUARTER COMPARABLE RETAIL SALES AND ADJUSTED EPS GUIDANCE

BOARD AUTHORIZES NEW $100 MILLION STOCK REPURCHASE PROGRAM

WILL PARTICIPATE AT THE ICR XCHANGE IN ORLANDO, FLORIDA ON JANUARY 12th, 2015

Secaucus, New Jersey – January 8, 2015 – The Children’s Place, Inc. (Nasdaq: PLCE)

Jane Elfers, President and Chief Executive Officer, announced, “Today, we are updating our fourth quarter guidance for comparable retail sales and adjusted EPS. We expect to deliver both comparable retail sales and adjusted EPS in the upper end of the guidance range we provided in our third quarter earnings press release. Customer reaction to our Spring merchandise has been strong and our inventories are in excellent shape entering 2015, with a significant decline in carryover inventory.”

Ms. Elfers continued, “In addition, our Board has authorized a new $100 million share repurchase, reflecting our Company’s commitment to return excess capital to our shareholders. Over the past five years, we have returned over $487 million to our shareholders through share repurchases and dividends. This new authorization reflects our confidence in our ability to execute our growth strategies.”

The Company also announced that it will participate at the 2015 ICR XChange conference in Orlando, Florida on Monday January 12th, 2015.

Updated Outlook

The Company expects to achieve results in the upper end of the guidance range for both fourth quarter fiscal 2014 comparable retail sales, previously guided to increase low single digits, and adjusted net income per diluted share, previously guided to be between $0.83 and $0.93.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of November 1, 2014, the Company operated 1,117 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 67 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2014. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by economic factors that continue to affect the Company’s target customer or by other factors such as an increase in the cost of food, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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